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Transcript of
Annual Report Video by
Robert Steers, Chief Executive Officer, and Joseph Harvey, President, of
Cohen & Steers, Inc.
Evolution
How has Cohen & Steers evolved over the last 35 years?
Robert Steers: When we began in 1986, our sole goal was to be the best at one thing and that was investing in U.S. REITs, a market that barely existed at the time. Since 1986, we've been through many cycles, many crises. And over the years, in response to our clients’ requests, we have logically evolved into related real asset strategies. And so today we've evolved from a U.S. real estate manager only, to a global real assets manager with strategies extending beyond U.S. real estate or U.S. REITs into global REITs, listed infrastructure, commodities, resource equities and importantly, we're able to put all of those strategies together in multi-strategy real asset portfolios.
Joseph Harvey: I would add that the common thread to this evolution is our corporate competency of continuous improvement, and that touches so many things we do at the company. We've created specialist teams who have dedicated their careers to investing in a single asset class and their processes or approach to investing have evolved and become more sophisticated as the markets have tried to keep up with us. Over time, we've added things like quantitative strategies, asset allocation strategies and all of these things are driven by this desire to be the best, to continuously improve, and offer great returns and alpha to our clients.
How has the firm’s culture evolved?
Robert Steers: We've also grown culturally. Our employee base is talented and diverse, and our culture lends itself to being creative and continuing to be a leader in investments in real asset portfolios.
Joseph Harvey: Diversity and inclusion is a big part of that, and it starts with the philosophy. And the philosophy is, we think that by having a broad range of backgrounds, experiences, ways of thinking that it makes us better in every area of our company from investments and that the debate around our process and decision making to how we engage with our clients.
This past year where we've had seven percent growth in our headcount, over 60 percent has been diverse employees, and that's globally, and the U.S. has been higher than that, at 70 percent. So we're translating our belief system into actions and we think that by doing so we're improving the culture of our company.
How have you developed the next generation of leaders?
Robert Steers: As we've grown as a company and become larger, more diverse geographically, many years ago, it was clear to us that we had to up our game with respect to leadership and succession planning. And since that time, the company has focused on training our senior executives to not only lead but to succession plan. And that's just become ingrained in how we run the company.
Joseph Harvey: Bob and I have been going through a process to help prepare me to become CEO of Cohen and Steers, and it's something that we've been working on for nearly eight years. And I feel that it's my responsibility to take the torch and keep carrying it and to pass along the investment DNA that I learned from Bob and from our co-founder, Marty Cohen. It's an honor for me. I'm going to start my tenure by carrying forward some of the things that we believe in the most, like continuous improvement and focusing on investment results, but also to grow organically, meaning we don't want to do something that's transformational just because we can. This past year, in 2021, we've had industry leading organic growth of 12 percent. And that's the type of thing that I want to carry on as we make the transition.
Robert Steers: And as outgoing CEO and the company's largest shareholder, I am so pleased to have somebody like Joe, the talent and experience that Joe has and the experience with our culture to succeed me. The future of this company has never been brighter.

Performance data quoted represents past performance. Past performance is no guarantee of future results.
The views and opinions in this video are as of the date hereof and are subject to change without notice. This material represents an assessment of the market environment at a specific point in time, should not be relied upon as investment advice, is not intended to predict or depict performance of any investment and does not constitute a recommendation or an offer for a particular security. This material is not being provided in a fiduciary capacity and is not intended to recommend any investment policy or investment strategy or take into account the specific objectives or circumstances of any investor. Please consult with your investment, tax or legal professional regarding your individual circumstances prior to investing.
Forward Looking Statements. This video and its contents may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the company’s current views with respect to, among other things, the company’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the Form 10-K), which is accessible on the website of the Securities and Exchange Commission (SEC) at www.sec.gov and on the company’s website at www.cohenandsters.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the company’s Form 10-K and other filings with the SEC. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
Cohen & Steers Capital Management, Inc. (Cohen & Steers) is a registered investment advisory firm that provides investment management services to corporate retirement, public and union retirement plans, endowments, foundations and mutual funds. Cohen & Steers UK Limited is authorized and regulated by the Financial Conduct Authority of the United Kingdom (FRN 458459). Cohen & Steers Asia Limited is authorized and registered with the Hong Kong Securities and Futures Commission (ALZ367). Cohen & Steers Japan Limited is a registered financial instruments operator (investment advisory and agency business and discretionary investment management business with the Financial Services Agency of Japan and the Kanto Local Finance Bureau No. 3157) and is a member of the Japan Investment Advisers Association. Cohen & Steers Ireland Limited is regulated by the Central Bank of Ireland (No.C188319).
Notes for viewers in the Middle East: This document is for information purposes only. It does not constitute or form part of any marketing initiative, any offer to issue or sell, or any solicitation of any offer to subscribe or purchase, any products, strategies or other services nor shall it or the fact of its distribution form the basis of, or be relied on in connection with, any contract resulting therefrom. In the event that the recipient of this document wishes to receive further information with regard to any products, strategies other services, it shall specifically request the same in writing from us.
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